Exhibit A

As Amended: March 26, 2024

The following Funds are covered under this agreement:

Rational Equity Armor Fund
Rational Tactical Return Fund
Rational Dynamic Brands Fund
Rational Strategic Allocation Fund
Rational/Resolve Adaptive Asset Allocation Fund
Rational Special Situations Income Fund
Rational/Pier 88 Convertible Securities Fund
Rational Real Assets Fund
Rational/RGN Hedged Equity Fund

Mutual Fund and Variable Insurance Trust

By:	/s/ Tobias Caldwell

Print Name: Tobias Caldwell
Title: Trustee

MFund Services LLC

By:	/s/ Jerry Szilagyi

Print Name: Jerry Szilagyi
Title: Managing Member